SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 Date of Report
                                October 30, 2003
                        (Date of earliest event reported)


                              CAVALIER HOMES, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)




         1-9792                                          63-0949734
----------------------------                --------------------------------
  (Commission File No.)                      (IRS Employer Identification No.)



  32 Wilson Boulevard 100
     Addison, Alabama                                   35540
-----------------------------              ---------------------------------
 (Address of principal executive offices)            (Zip Code)




                                   (256) 747-9800
                    -------------------------------------------
                (Registrant's telephone number, including area code)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.
           ------------------------------------------------------------------


      (c) EXHIBITS.

              Exhibit 99.1 Press Release dated October 30, 2003.


Item 12.  Disclosure of Results of Operations and Financial Condition.
          -----------------------------------------------------------


          On October 30, 2003, Cavalier Homes, Inc. (the "Company") announced its financial results for the quarter ended September 27, 2003. The full text of the press release is set forth in Exhibit 99.1 hereto. The information in this report, including the exhibit hereto, is deemed "furnished" not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            CAVALIER HOMES, INC.
                                                (Registrant)


Date: October 30, 2003            By         /s/ Michael R. Murphy
                                    ------------------------------------------
                                                 Michael R. Murphy
                                             Its Chief Financial Officer

                                  Exhibit Index
                                 ----------------
Exhibit                Description
-------              ----------------

99.1                             Text of Press Release dated October 30, 2003.

                                                                  EXHIBIT 99.1

                           From: Cavalier Homes, Inc.
                           Approved by:  David Roberson
                           Subject: Third Quarter Results
                           Contact: Mike Murphy (256) 747-9800



                    CAVALIER ANNOUNCES THIRD QUARTER RESULTS


Addison, Ala. (October 30, 2003) - Cavalier Homes, Inc. (NYSE: CAV) today announced financial results for the third quarter and nine months ended September 27, 2003. While adverse industry conditions continued to negatively affect the Company's results, Cavalier nevertheless reported a profitable quarter due to recent cost-cutting measures, including further reductions in manufacturing capacity, along with the positive impact of certain gains recorded in the quarter as described below.

         Highlights of the Company's report are as follows:

                                                        Third quarter Ended                 Nine months Ended
                                                      -----------------------             ----------------------
                                                    Sept. 27,         Sept. 28,         Sept.27,          Sept. 28,
                                                      2003              2002              2003             2002
                                                   -----------      -----------       -----------       -----------
Revenue                                          $    63,863       $    98,693      $   191,795       $   300,249
Net income (loss)                                        943              (762)          (5,648)          (13,682)
Net income (loss) per share,
   basic and diluted                                    0.05             (0.04)           (0.32)            (0.77)

         Revenue for the third quarter declined 35% to $63,863,000 from $98,693,000 in the year-earlier period, but declined only 7% sequentially from $68,721,000 in the second quarter of 2003. Home manufacturing sales, the largest component of revenue, fell 37% to $60,176,000 for the quarter versus $95,108,000 for the third quarter of 2002 and 8% from $65,420,000 in the second quarter of 2003. Floor shipments for the quarter declined 41% to 3,193 floors versus 5,388 floors in the third quarter last year and 10% from 3,549 floors in the second quarter of 2003.

         Cavalier's pre-tax income for the third quarter was $364,000 and included a $475,000 recovery of an insurance subrogation matter, a $251,000 recovery from a dealer of a prior-period loss, a $240,000 gain on the sale of a closed plant in Georgia, and $122,000 in charges associated with the recent closing of a plant in Pennsylvania. In the third quarter of 2002, Cavalier's pre-tax loss was $1,173,000. The Company recorded an income tax benefit of $579,000 in the third quarter versus a benefit of $411,000 in the year-earlier period. Cavalier's net income for the third quarter was $943,000 or $0.05 net income per diluted share compared with a net loss of $762,000 or $0.04 net loss per diluted share in the same period last year.

         Commenting on the results, David Roberson, President and Chief Executive Officer, said, "Although we recognize that Cavalier and the industry continue to face a tough operating environment, as evidenced by a reported 23% year-to-date contraction in industry floor shipments through August 2003, we also are encouraged by our own progress over the past several months to reduce our cost structure as we confront these pressures. With a pragmatic view of the challenges ahead, we continue an aggressive profit improvement plan intended to lower our break-even point.

         "To this end, we recently closed another plant and have continued to reduce expenses," he continued. "With respect to selling, general and administrative expenses, these steps, together with the positive effect of the items previously discussed and similar gains on the sales of property earlier in the year, have enabled us to cut these expenses 29% through the first nine months of 2003 compared with the year-earlier period. On a sequential basis, selling, general and administrative expenses declined 16% in the third quarter from the second quarter of 2003, following a 13% drop in the second quarter versus the first quarter of 2003."

         Cavalier's revenue for the first nine months of 2003 declined 36% to $191,795,000 from $300,249,000 in the first nine months of 2002. Home manufacturing sales fell 37% to $182,521,000 for the period versus $290,219,000 last year. Floor shipments for the first nine months declined 42% to 9,836 floors compared with 17,059 floors in the year-earlier period.

         The Company's pre-tax loss for the first nine months of 2003 was $6,227,000 and included a $475,000 recovery of an insurance subrogation matter, $301,000 in recoveries from a dealer of a prior-period loss, gains of $1,410,000 on the sales of property, and $176,000 in impairment and other related charges. This compared with a pre-tax loss of $3,143,000 in the year-earlier period, which included a $1,163,000 benefit from the settlement of a health insurance claim. For the first nine months of 2003, Cavalier recorded an income tax benefit of $579,000 compared with a benefit of $3,623,000 in the year-earlier period. The Company's loss before the cumulative effect of a change in accounting principle for the first nine months of 2003 was $5,648,000 or $0.32 per diluted share, which compared with income before the cumulative effect of a change in accounting principle of $480,000 or $0.03 per diluted share in the first nine months of 2002.

         In the first quarter of 2002, Cavalier posted a charge of $14,162,000, net of taxes, or $0.80 per diluted share, to record the cumulative effect of a change in accounting principle, eliminating all of the Company's goodwill on the balance sheet at the beginning of the quarter pursuant to the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." Therefore, the Company's net loss for the first nine months of 2002, giving effect to the change in accounting principle, was $13,682,000 or $0.77 per diluted share.

         Barry Donnell, Cavalier's Chairman, noted that Cavalier ended the third quarter with cash totaling $24,167,000 versus $28,342,000 a year ago. In line with the Company's lower sales levels in 2003, inventories declined 46% to $12,991,000 at September 27, 2003, from $24,258,000 at the end of the third quarter last year. Likewise, dealer inventory, including inventory at Company-owned retail sales centers, declined 30% to approximately $112,000,000 from $161,000,000 a year ago.

         According to Donnell, Cavalier has reduced its long-term debt by $6,300,000 over the past year. At September 27, 2003, the Company had $10,000,000 outstanding under the long-term component of its $35,000,000 credit facility. None of the $25,000,000 revolving line of credit component was outstanding at quarter's end, under which $8,847,000 was currently available based on limiting covenants of the credit facility. Cavalier is in full compliance with all terms and conditions of the credit facility as of September 27, 2003.

         "Despite the progress we have achieved in returning Cavalier to profitability, we know this position remains tenuous so long as industry sales remain under pressure, and especially considering the seasonally slower months ahead," Roberson concluded. "On the other hand, we believe that the addition of new sources for manufactured home financing, as recently announced by several new entrants to that sector, should ultimately benefit both dealers and homebuyers, and thereby provide a lift to the industry. Likewise, we think manufactured housing will continue to play a key role in providing affordable housing solutions for many segments of the population, and Cavalier remains committed to enhancing its product line with features and value that will help strengthen its competitive position and ultimately boost revenue growth as the industry begins to recover from this downturn. While we still cannot predict when sustainable industry improvements will occur, we nevertheless believe that our efforts to produce and sell a competitive, feature-rich product line, combined with the success we have achieved in reducing our cost structure, keep us well positioned to participate in a manufactured housing recovery when it begins."

         Cavalier Homes, Inc. and its subsidiaries produce, sell, and finance manufactured housing. The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products, and provides financial services primarily to retail purchasers of manufactured homes sold through its dealer network. A public, listen-only simulcast of Cavalier Homes' third quarter conference call will begin at 9:30 a.m. Eastern Time tomorrow (October 31, 2003) and may be accessed via the Company's web site, www.cavalierhomebuilders.com; investors are invited to access the simulcast at least 10 minutes before the start time in order to complete a brief registration form. A replay of this call will be available shortly after the call using this same link and will continue until November 30, 2003.

         With the exception of historical information, the statements made in this press release, including those containing the words "believe," "know," "will," "should," and words of similar import, and those relating to industry trends and conditions, Cavalier's expectations for its results of operations in future periods, acceptance of Cavalier's new product initiatives and the effect of these and other steps taken in the last several years on Cavalier's future sales and earnings, and Cavalier's plans and expectations for addressing current and future industry and business conditions, constitute forward-looking statements, are based upon current expectations, and are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements, including among other matters, significant competitive activity, including promotional and price competition; interest rates; increases in raw material and energy costs; changes in customer demand for Cavalier's products; inherent risks in the market place associated with new products and new product lines; and other risk factors listed from time to time in Cavalier's reports filed with the Securities and Exchange Commission, including, but not limited to, those discussed or indicated in Cavalier's Annual Report on Form 10-K for the period ended December 31, 2002, under the heading "Item 1. Business-Risk Factors," and its Quarterly Report on Form 10-Q for the period ended June 28, 2003, under the heading "Safe Harbor Statement under the Private Litigation Reform Act of 1995," as filed with the Securities and Exchange Commission. Cavalier disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.



                              Cavalier Homes, Inc.
                         Unaudited Financial Highlights
                    (In thousands, except per share amounts)

                                                       Third quarter Ended                 Nine months Ended
                                                     -----------------------             ----------------------
                                                    Sept. 27,         Sept. 28,         Sept.27,         Sept. 28,
                                                      2003              2002              2003             2002
                                                   -----------       -----------      -----------        ----------
Revenue                                            $    63,863       $    98,693      $   191,795       $   300,249
Income (loss) before income tax benefit                    364            (1,173)          (6,227)           (3,143)
Income tax benefit                                        (579)             (411)            (579)           (3,623)
                                                   -----------       -----------      -----------        ----------
Income (loss) before cumulative effect
   of change in accounting principle                       943              (762)          (5,648)              480
Cumulative effect of change in accounting
   principle net of tax benefit of $1,306                   --                --               --           (14,162)
                                                   -----------       -----------      -----------        ----------
Net income (loss)                                  $       943       $      (762)     $    (5,648)      $   (13,682)
                                                   ===========       ===========      ===========        ==========
Basic and diluted income (loss) per share:
   Income (loss) before cumulative effect
      of change in accounting principle            $      0.05       $     (0.04)     $     (0.32)       $     0.03
   Cumulative effect of change
      in accounting principle                               --                --               --             (0.80)
                                                   -----------       -----------      -----------        ----------
   Net income (loss)                               $      0.05       $     (0.04)     $     (0.32)       $    (0.77)
                                                   ===========       ===========      ===========        ==========
Weighted average shares - Basic                         17,666            17,666           17,666            17,665
                                                   ===========       ===========      ===========        ==========
Weighted average shares - Diluted                       17,710            17,666           17,666            17,706
                                                   ===========       ===========      ===========        ==========



                        Cavalier Homes, Inc. Data Sheet - Unaudited
                          (In thousands, except per share amounts)

                                                        Third quarter Ended                Nine months Ended
                                                       ---------------------            -----------------------
                                                      Sept. 27,      Sept. 28,         Sept.27,         Sept. 28,
STATEMENT OF INCOME SUMMARY                             2003           2002              2003             2002
                                                   -------------  --------------    --------------    -------------
Home manufacturing net sales                       $      60,176  $       95,108    $     182,521    $     290,219
Financial services                                           652             755            2,008            1,902
Retail                                                     2,423           2,335            5,750            5,954
Other                                                        612             495            1,516            2,174
                                                   -------------  --------------    --------------    -------------
   Total revenue                                   $      63,863  $       98,693    $     191,795    $     300,249
                                                   =============  ==============    ==============    =============

Cost of sales                                             53,952          82,902          164,145          256,254
                                                   -------------  --------------    --------------    -------------

   Gross profit                                            9,911          15,791           27,650           43,995

Selling, general and administrative                        9,382          16,892           33,343           46,954
Impairment and other related charges                         122              --              176               --
                                                   -------------  --------------    --------------    -------------
Operating profit (loss)                                      407          (1,101)          (5,869)          (2,959)
                                                   -------------  --------------    --------------    -------------
Other income (expense):
   Interest expense                                         (204)           (363)            (765)          (1,122)
   Other, net                                                161             291              407              938
                                                   -------------  --------------    --------------    -------------
                                                             (43)            (72)            (358)            (184)
                                                   -------------  --------------    --------------    -------------
Income (loss) before income tax benefit                      364          (1,173)          (6,227)          (3,143)
Income tax benefit                                          (579)           (411)            (579)          (3,623)
                                                   -------------  --------------    --------------    -------------
Income (loss) before cumulative effect
   of change in accounting principle                         943            (762)          (5,648)             480
Cumulative effect of change in accounting
   principle, net of tax benefit of $1,306                    --              --               --          (14,162)
                                                   -------------  --------------    --------------    -------------
Net income (loss)                                  $         943  $         (762)   $      (5,648)   $     (13,682)
                                                   =============  ==============    ==============    =============
Basic and diluted income (loss) per share:
   Income (loss) before cumulative effect
     of change in accounting principle             $        0.05  $        (0.04)   $       (0.32)   $        0.03
   Cumulative effect of change
     in accounting principle                                  --              --               --            (0.80)
                                                   -------------  --------------    -------------     -------------
   Net income (loss)                               $        0.05  $        (0.04)   $       (0.32)   $       (0.77)
                                                   =============  =============     =============     =============
Weighted average shares outstanding - basic               17,666          17,666           17,666           17,665
                                                   =============  ==============    =============     =============
Weighted average shares outstanding - diluted             17,710          17,666           17,666           17,706
                                                   =============  ==============    =============     =============

                    (In thousands, except per share amounts)

                                                        Third quarter Ended                Nine months Ended
                                                       ---------------------            ---------------------
OPERATING DATA SUMMARY                               Sept. 27,     Sept. 28,           Sept. 27,     Sept. 28,
 Manufacturing sales:                                    2003          2002              2003          2002
                                                    -----------    ----------         ----------    -----------
Floor shipments                                          3,193         5,388             9,836         17,059
Home shipments:
     Single section                                        221           482               724          1,842
     Multi-section                                       1,486         2,453             4,556          7,609
                                                    -----------    ----------         ----------    -----------
Total shipments                                          1,707         2,935             5,280          9,451
Shipments to company-owned retail locations                (45)          (38)              (98)          (132)
                                                    -----------    ----------         ----------    -----------
Wholesale shipments to independent retailers             1,662         2,897             5,182          9,319
                                                    ===========    ==========         ==========    ===========

Retail sales:
     Single section                                         14            19                37             53
     Multi-section                                          50            48               115            111
                                                   -----------  ------------    --------------   ------------
Total sales                                                 64            67               152            164
                                                   ===========  ============    ==============   ============
Cavalier produced homes sold                                59            58               135            142
                                                   ===========  ============    ==============   ============
Used homes sold                                              5             9                17             22
                                                   ============ =============   ==============   ============
Independent exclusive dealer locations                     155           255               155            255
Company-owned stores                                         3             5                 3              5
Home manufacturing facilities -- operating                   7            12                 7             12
Installment loan purchases                         $     8,814    $   11,957      $     29,159      $  33,836

BALANCE SHEET SUMMARY
Cash and cash equivalents                                                         $     24,167      $  28,342
Accounts receivable, less allowance for losses                                          11,972         17,806
Inventories                                                                             12,991         24,258
Other current assets                                                                     5,661         20,854
                                                                                      --------     ----------
   Total current assets                                                                 54,791         91,260
                                                                                      --------     ----------
Property, plant and equipment, net                                                      43,539         55,561
Installment contracts receivable, less allowance
   for credit losses                                                                     6,306          3,441
Other assets                                                                             3,255          8,183
                                                                                      --------     ----------
   Total assets                                                                   $    107,891      $ 158,445
                                                                                      ========     ==========


Current portion of long-term debt                                                 $      1,845      $   1,304
Notes payable                                                                              --           1,958
Other current liabilities                                                               48,603         61,923
                                                                                      --------     ----------
   Total current liabilities                                                            50,448         65,185
                                                                                      --------     ----------
Long-term debt                                                                          16,064         22,946
Other long-term liabilities                                                              1,491          3,796
Stockholders' equity                                                                    39,888         66,518
                                                                                      --------     ----------
   Total liabilities and stockholders' equity                                     $    107,891      $ 158,445
                                                                                      ========     ==========

OTHER INFORMATION
Working capital                                                                   $      4,343      $  26,075
Current ratio                                                                         1.1 to 1       1.4 to 1
Number of shares outstanding                                                            17,666         17,666
Stockholders' equity per share                                                    $       2.26      $    3.77
CIS installment loan portfolio                                                    $     10,766      $  11,175
Depreciation                                                                      $      3,569      $   4,828

